FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT FOR WHOLESALE FINANCING
(Finished Goods – Shared Credit Facility)

This First Amendment to Amended and Restated Agreement for Wholesale Financing (“Amendment”) is made as of this 30 day of June 2005 by and between TEXTRON FINANCIAL CORPORATION, a Delaware corporation (“Secured ); and Palm Harbor Homes, Inc., a Florida corporation, Palm Harbor Manufacturing, L.P., a Texas limited partnership, Palm Harbor Homes I L.P., a Texas limited partnership, and Palm Harbor Marketing, Inc., a Nevada corporation (jointly and severally, individually and collectively, “Borrowers”).

WITNESSETH THAT:

WHEREAS, the Secured Party and Borrowers are parties to a certain Amended and Restated Agreement for Wholesale Financing, Finished Goods – Shared Credit Facility dated May 25, 2004 (the “Agreement”); and

WHEREAS, the parties hereto desire to amend certain of the terms of the Agreement;

NOW THEREFORE, in consideration of the premises and the mutual obligations hereinafter contained, and for other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1.	All capitalized terms used and not otherwise defined herein shall have the same meanings provided therefore in the Agreement.

2.	Paragraph 37.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“37.1  Covenants.

(a)
Operating Cash Flow. Borrowers covenant that Consolidated Net Cash Provided by Operating Activities, as determined as of the end of and in respect of each fiscal year of the Borrowers (commencing with the fiscal year of the Borrowers ending on March 31, 2006), will not be less than an amount which (i) shall be mutually agreeable among Borrowers and Lenders and (ii) shall not be less than (A) negative Fifty Million Dollars (-$50,000,000) for fiscal year ending March 31, 2006 and (B) negative Twenty Five Million Dollars (-$25,000,000) for fiscal year ending March 31, 2007 and for every consecutive fiscal year ending thereafter.

(b)	Minimum Liquidity. Borrowers covenant that they will maintain as of that last day of each fiscal quarter ending on or after June 30, 2005, a Liquidity Amount of hot less than $25,000,000.

(c)
Minimum Profitability. Borrowers covenant that they will achieve as of the last day of each fiscal quarter an aggregate consolidated net income after tax for the respective periods set forth below, as follows (i) in respect of the fiscal quarter ending June 30, 2005, not less than $1,500,000. (ii) in respect of the two consecutive fiscal quarters ending September 30, 2005, not less than $1,750,000. (iii) in respect of the three consecutive fiscal quarters ending December 31, 2005, not less than $5,000,000 and (iv) in respect of the four consecutive fiscal quarters ending (A) March 31, 2006 and (B) the last day of each fiscal quarter thereafter, not less than $7,500,000.

(d)
Minimum Inventory Turn. Borrowers covenant that they will maintain as of the last day of each fiscal quarter ending on or after June 30, 2005, a ratio of (a) Borrowers’ Cost of Goods Sold, to (b) Average Inventory, for such fiscal quarter and the prior two point seventy five (2.75) fiscal quarters of not less than three to one (2.75:1)

(e)
Minimum Tangible Net Worth. Borrowers covenant that they will maintain as of the last day of each fiscal quarter ending on or after June 30, 2005, a Tangible Net Worth of not less than One Hundred Fifty Million Dollars ($150,00,000).

3.	The definition of “Consolidated Net Cash Provided by Operating Activities” in Paragraph 37.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Consolidated Net Cash Provided by Operating Activities– means, with respect to any fiscal year of the Borrowers and on a consolidated basis for all Borrowers, the net cash flow provided by operating activities as shown on the “Operating Activities” portion of a consolidated statement of cash flows for such Borrowers prepared in accordance with GAAP as currently applied by Borrowers (which, for the avoidance of doubt, includes amounts currently includable by Borrowers under the “Loans originated for investment” and “Principal payments on loans originated” line items on such consolidated statement).

4.	Except as amended hereby, the Agreement shall remain in full force and effect, and is in all respects hereby ratified and affirmed.

5.
This Amendment, and the rights and duties of the parties hereunder, shall be governed by and construed in accordance with the internal laws of the State of Rhode Island, without regard to such jurisdiction’s principles of conflicts of laws. If any provision of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

6.
This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and a facsimile signature shall suffice as original for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed by their duly authorized officer or representative as of the day and year first above written.

BORROWERS:		SECURED PARTY:

PALM HARBOR HOMES, INC.		TEXTRON FINANCIAL

By:	/s/ Larry Keener	By:	/s/ Brian Courtney
Name: Larry Keener		Name: Brian Courtney
Title: President		Title: Sr. VP, Operations and Credit

PALM HARBOR HOME I L.P.

By:	Palm Harbor G.P., Inc.
Its: General Partner

By:	/s/ Larry Keener
Name: Larry Keener
Title: President

PALM HARBOR MARKETING, INC.

By:	/s/ Larry Keener
Name: Larry Keener
Title: President

[SIGNATURES CONTINUED ON NEXT PAGE]

PALM HARBOR MANUFACTURING, L.P.

By:	Palm Harbor GenPar, LLC
Its: General Partner

	By:	/s/ Larry Keener
Name: Larry Keener
Title: President